UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2021

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On May 6, 2021 (the “Closing Date”), Xtant Medical Holdings, Inc. (the “Company”), as guarantor, and its subsidiaries, Bacterin International, Inc., Xtant Medical, Inc. and X-spine Systems, Inc., as borrowers (collectively, the “Borrowers”), entered into a (i) Credit, Security and Guaranty Agreement (Term Loan) (the “Term Credit Agreement”) with MidCap Financial Trust, in its capacity as agent (the “Agent”), and a lender and the additional lenders from time to time party thereto and (ii) Credit, Security and Guaranty Agreement (Revolving Loan) (the “Revolving Credit Agreement” and, together with the Term Credit Agreement, the “Credit Agreements”), with the Agent and the lenders from time to time party thereto.

The Term Credit Agreement provides for a secured term loan facility (the “Term Facility”) in an aggregate principal amount of $12,000,000 (the “Term Loan Commitment”), which was funded to the Borrowers on the Closing Date, and an additional $5,000,000 tranche available solely at the discretion of the Agent and the lenders, for the purposes agreed to between the Company, the Borrowers and the lenders in advance of the making of loans under such additional tranche. The Revolving Credit Agreement provides for a secured revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Facilities”) under which the Borrowers may borrow up to $8,000,000 (such amount, the “Revolving Loan Commitment”) at any one time, the availability of which is determined based on a borrowing base equal to percentages of certain accounts receivable and inventory of the Borrowers in accordance with a formula set forth in the Revolving Credit Agreement. All borrowings under the Revolving Facility are subject to the satisfaction of customary conditions, including the absence of default, the accuracy of representations and warranties in all material respects and the delivery of an updated borrowing base certificate.

The Facilities have a maturity date of May 1, 2026. Each of the Borrowers, and the Company, as guarantor, are jointly and severally liable for all of the obligations under the Facilities on the terms set forth in the Credit Agreements. The Borrowers’ obligations, and the Company’s obligations as a guarantor, under the Credit Agreements are secured by first-priority liens on substantially all of their assets, including, without limitation, all inventory, equipment, accounts, intellectual property and other assets of the Company and the Borrowers.

The proceeds of the Term Facility were used to pay transaction fees in connection with the Facilities and to pay in full all outstanding indebtedness and accrued interest under the Company’s prior credit facility, which is described below. The proceeds of the Revolving Facility may be used to pay transaction fees in connection with the Facilities, to pay in full all outstanding indebtedness and accrued interest under the Company’s prior credit facility, and for working capital and general corporate purposes.

The loans and other obligations pursuant to the Credit Agreements will bear interest at a per annum rate equal to the sum of the LIBOR rate, as such term is defined in the Credit Agreements, plus the applicable margin of 7.00% in the case of the Term Credit Agreement, and 4.50% in the case of the Revolving Credit Agreement, subject in each case to a LIBOR floor of 1.00%.

In addition to paying interest on the outstanding loans under the Facilities, the Borrowers will also be required to pay an unused line fee equal to 0.50% per annum in respect of unutilized commitments under the Revolving Facility, a fee for failure to maintain a minimum balance under the Revolving Facility, a collateral management fee under the Revolving Facility equal to 0.50% of the amount outstanding under the Revolving Facility, an origination fee equal to 0.50% of the Revolving Loan Commitment and 0.50% of the Term Loan Commitment, and if activated, of any additional term loan tranche, and certain other customary fees related to the Agent’s administration of the Facilities. If the Term Loan Facility is prepaid or the Revolving Loan Commitment is terminated prior to its respective maturity date, the Borrowers will be required to make certain prepayment fees in an amount equal to (i) 3.0% of the amount repaid in the case of the Term Facility in the first year following the Closing Date and 3.0% of the terminated amount of the Revolver Commitment Amount in the first year following the Closing Date, (ii) 2.0% of the amount repaid in the case of the Term Facility in the second year following the Closing Date and 2.0% of the terminated amount of the Revolver Commitment Amount in the second year following the Closing Date, (ii) 1.0% of the amount repaid in the case of the Term Facility in the third year following the Closing Date and 1.0% of the terminated amount of the Revolver Commitment Amount in the third year following the Closing Date and (iv) 0% at any time thereafter.

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The Credit Agreements contain affirmative and negative covenants customarily applicable to senior secured credit facilities, including covenants that, among other things, limit or restrict the ability of the Borrowers, subject to negotiated exceptions, to incur additional indebtedness and additional liens on their assets, engage in mergers or acquisitions or dispose of assets, pay dividends or make other distributions, voluntarily prepay other indebtedness, enter into transactions with affiliated persons, make investments, and change the nature of their businesses. In addition, the Credit Agreements require the Borrowers and the Company to maintain net product revenue at or above minimum levels and to maintain a minimum adjusted EBITDA and a minimum liquidity, in each case at levels specified in the Credit Agreements.

The Credit Agreements also contain customary representations and warranties and events of default, in each case subject to grace periods, thresholds and materiality qualifiers, as more fully described in the Credit Agreements. If an event of default occurs, the lenders under the Facilities are entitled to take various actions, including the acceleration of amounts due under the Facilities, termination of the commitments under the Facilities and certain other actions available to secured creditors.

The foregoing descriptions of the Term Credit Agreement and the Revolving Credit Agreement are only a summary of their material terms and do not purport to be complete and are qualified in their entirety by reference to the full text of the Term Credit Agreement and the Revolving Credit Agreement, which are filed as Exhibit 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

On May 6, 2021, contemporaneously with the execution and delivery of the Credit Agreements, that certain Second Amended and Restated Credit Agreement, dated March 29, 2019, among the Company, the Borrowers, OrbiMed Royalty Opportunities II, LP (“Royalty Opportunities”) and ROS Acquisition Offshore LP, as subsequently amended, was terminated in accordance with the terms thereof and all outstanding amounts were repaid by the Borrowers to Royalty Opportunities in its role as sole lender thereunder.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit, Security and Guaranty Agreement (Term Loan), dated as of May 6, 2021, by and among Xtant Medical, Inc., Bacterin International, Inc., X-spine Systems, Inc., and any additional borrower that hereafter becomes party thereto, Xtant Medical Holdings, Inc., and any additional guarantor that hereafter becomes party thereto, and MidCap Financial Trust, as agent, and the lenders from time to time party thereto (filed herewith)

10.2	Credit, Security and Guaranty Agreement (Revolving Loan), dated as of May 6, 2021, by and among Xtant Medical, Inc., Bacterin International, Inc., X-spine Systems, Inc., and any additional borrower that hereafter becomes party thereto, Xtant Medical Holdings, Inc., and any additional guarantor that hereafter becomes party thereto, and MidCap Financial Trust, as agent, and the lenders from time to time party thereto (filed herewith)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

By:	/s/ Sean E. Browne
Sean E. Browne
President and Chief Executive Officer

Date: May 6, 2021

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